QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

         RITE AID CORPORATION

OFFER FOR ALL OUTSTANDING
6.125% SENIOR NOTES DUE 2023
AND THE RELATED SUBSIDIARY GUARANTEES
IN EXCHANGE FOR
6.125% SENIOR NOTES DUE 2023
AND THE RELATED SUBSIDIARY GUARANTEES
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

, 2015

To our Clients:

        Enclosed for your consideration is a prospectus, dated                     , 2015 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Rite Aid Corporation ("Rite Aid") to exchange its 6.125% Senior Notes due 2023 and related subsidiary guarantees which have been registered under the Securities Act of 1933, as amended, (individually a "New Note" and collectively, the "New Notes"), for a like principal amount at maturity of Rite Aid's issued and outstanding 6.125% Senior Notes due 2023 and related subsidiary guarantees (individually an "Old Note" and collectively, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern time, on                     , 2015 unless extended by Rite Aid. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Old Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Old Notes from the holder to Rite Aid will be paid by Rite Aid, except as otherwise provided in the Instructions in the Letter of Transmittal.

  4.
  The Exchange Offer expires at 5:00 p.m., Eastern time, on                     , 2015 unless extended by Rite Aid.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Rite Aid with respect to the Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐
Please tender the Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF OLD NOTES

6.125% Senior Notes due 2023:  $

☐
Please do not tender any Old Notes held by you for my account.

        Dated:                                                                                     , 2015

        Signature(s):

        Print Name(s) here:

        Print Address(es):

        Area Code and Telephone Number(s):

        Tax Identification or Social Security Number(s):

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

QuickLinks

  Exhibit 99.2